Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated December 8, 2021, relating to our audits of the consolidated financial statements of Mass2Media, LLC dba PX2 Holdings, LLC, and Affiliate as of December 31, 2020 and 2019.

/s/ BAKER TILLY US, LLP

Southfield, Michigan

June 30, 2022

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated December 8, 2021, relating to our audits of the financial statements of Cascade Sciences, LLC as of December 31, 2020 and 2019.

/s/ BAKER TILLY US, LLP

Southfield, Michigan

June 30, 2022